Exhibit 10.5

ESCROW AGREEMENT

Made as of June 4, 2012

Between

2314505 ONTARIO INC.

(the “Purchaser”)

and

DECISIONPOINT SYSTEMS INC.

(“DPS”)

and

KAREN DALICANDRO

(“Karen”)

and

2293046 ONTARIO INC.

(“Karenco”)

and

McMillan LLP

(the “Escrow Agent”)

i

ii

ESCROW AGREEMENT

This Agreement is made as of the 4th day of June, 2012 between

2314505 ONTARIO INC.,
a corporation formed under the laws of Ontario
(the “Purchaser”)

and

DECISIONPOINT SYSTEMS, INC.,

a corporation formed under the laws of Delaware

(“DPS”)

and

KAREN DALICANDRO
(the “Vendor”)

and

2293046 ONTARIO INC.,
 a corporation formed under the laws of Ontario
(“Karenco”)

and

McMILLAN LLP,
an Ontario limited liability partnership carrying on the practice of law in Ontario
(the “Escrow Agent”)

RECITALS

A. The Purchaser entered into a share purchase agreement dated the date hereof (as amended, supplemented or restated from time to time, the “Purchase Agreement”) regarding the sale to the Purchaser by the Vendors (as hereinafter defined) of all issued and outstanding shares in the capital of Apex Systems Integrators Inc. (the “Corporation”).

B. The Purchase Agreement requires the Purchaser to pay the sum of C$240,000 (the “Escrow Payment”) out of the Closing Amount to the Escrow Agent to be held, invested and distributed in accordance with this Agreement and the Purchase Agreement.

C. The parties desire to deposit the Escrow Payment with the Escrow Agent, subject to the terms of this Agreement.

FOR VALUE RECEIVED, the parties agree as follows:

ARTICLE 1 – INTERPRETATION

Section 1.1 Definitions

In this Agreement, capitalized words which are not otherwise defined have the meaning given to them in the Purchase Agreement, and:

(1) “Agreement” means this agreement including any recitals and schedules to this agreement, as amended, supplemented or restated from time to time.

(2) “Escrow Amount” means the Escrow Payment together with all interest and compounded interest earned or accrued thereon.

(3) “Escrow Payment” has the meaning given to it in Recital B.

(4) “Joint Direction” means a joint direction of the Purchaser, DPS and the Vendors substantially in the form of Schedule 1.1(4).

(5) “Notice of Claim” means a statutory declaration of a senior officer of DPS verifying the facts in support of its claim pursuant to Section 6.5 of the Purchase Agreement and setting out in reasonable detail particulars of the calculations of the such claim.

(6) “Purchase Agreement” has the meaning given to it in Recital A.

(7) “Vendors” means, collectively, Karen and Karenco.

Section 1.2 Additional Rules of Interpretation

(1) Gender and Number.  In this Agreement, unless the context requires otherwise, words in one gender include all genders and words in the singular include the plural and vice versa.

(2) Headings and Table of Contents.  The inclusion in this Agreement of headings of Articles and Sections and the provision of a table of contents are for convenience of reference only and are not intended to be full or precise descriptions of the text to which they refer.

(3) Section References.  Unless the context requires otherwise, references in this Agreement to Sections or Schedules are to Sections or Schedules of this Agreement.

(4) Words of Inclusion.  Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” and the words following “include”, “includes” or “including” shall not be considered to set forth an exhaustive list.

(5) References to this Agreement.  The words “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions shall be construed as referring to this Agreement in its entirety and not to any particular Section or portion of it.

(6) Statute References.  Unless otherwise indicated, all references in this Agreement to any statute include the regulations thereunder, in each case as amended, re-enacted, consolidated or replaced from time to time and in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision shall be read as referring to such amended, re-enacted, consolidated or replaced provision and also include, unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith and which are legally binding.

(7) Document References.  All references herein to any agreement (including this Agreement), document or instrument mean such agreement, document or instrument as amended, supplemented, modified, varied, restated or replaced from time to time in accordance with the terms thereof and, unless otherwise specified therein, includes all schedules and exhibits attached thereto.

(8) Writing.  References to “in writing”, “written” and similar expressions include material that is printed, handwritten, typewritten, faxed, emailed, or otherwise capable of being visually reproduced at the point of reception.

ARTICLE 2 – ESCROW AGENT

Section 2.1 Appointment of Escrow Agent

The Vendors and the Purchaser hereby jointly appoint the Escrow Agent as escrow agent and custodian for the receipt, investment and distribution of the Escrow Amount in accordance with this Agreement.  The Escrow Agent accepts such appointment and agrees to act as escrow agent in accordance with this Agreement.  In performing its duties, the Escrow Agent shall act honestly and in good faith and shall exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Section 2.2 Receipt of Escrow Payment

The Escrow Agent acknowledges receipt of the Escrow Payment.

Section 2.3 Investment of Escrow Payment

The Escrow Agent shall deposit the Escrow Payment, in trust, in a Canadian-currency interest-bearing account, term deposit or guaranteed investment certificate, at Royal Bank of Canada in the name of the Escrow Agent or such other form of investment as the Vendors and the Purchaser may from time to time agree in a joint written direction sent to the Escrow Agent.  Any interest earned on the Escrow Payment or portion thereof while such funds are held by the Escrow Agent shall accrue in favour of the Vendors and be paid to the Parties in accordance with this Agreement.

Section 2.4 Payment into Court

At any time, the Escrow Agent may deposit the Escrow Amount with the Ontario Superior Court of Justice and, upon such deposit, will be automatically released and discharged from any and all further obligations to perform any and all duties and obligations imposed upon the Escrow Agent under this Agreement.

Section 2.5 Release of Escrow Amount

(1) DPS, the Purchaser and the Vendors may at any time issue a Joint Direction to the Escrow Agent, setting out the amounts to be paid from the Escrow Amount to the Purchaser and the Vendors as applicable. The Escrow Agent is irrevocably authorized and directed to pay the Escrow Amount upon receipt by the Escrow Agent of a written Joint Direction, in accordance with such written Joint Direction.

(2) The Escrow Agent shall release and deliver the entire amount of the Escrow Amount to the Vendors on October 16, 2013 unless, prior to October 16, 2013, the Escrow Agent receives a Notice of Claim from DPS.  The Escrow Agent will promptly provide a copy of any such Notice of Claim to the Vendors.

(3) If the Escrow Agent receives a Notice of Claim from DPS with the time required in Section 2.5(2), the Escrow Agent shall continue to hold the Escrow Amount (or such lesser amount as is equal to the amount of Damages set out in the Notice of Claim) until such time as the Escrow Agent receives:

(a)	a Joint Direction in accordance with this Section 2.5;

(b)	an order from the court having jurisdiction directing disbursement of the Escrow Amount; or

(c)	the exercise by the Escrow Agent of its rights under Sections 2.4 or 2.10(3).

(4)           To the extent that the amount of Damages set out in the Notice of Claim is less than the Escrow Amount, the Escrow Agent shall release such amount not in dispute to the Vendors in accordance with Section 2.5(2).

Section 2.6 Release of Holdback Amount

(1) The Purchaser shall release and deliver the entire amount of the Holdback Amount to the Vendors on December 3, 2013 unless, prior to December 3, 2013, the Purchaser receives a Notice of Claim from DPS.  DPS will promptly provide a copy of any such Notice of Claim to the Vendors.

(2) If the Purchaser receives a Notice of Claim from DPS with the time required in Section 2.6(1), the Purchaser shall continue to hold the Holdback Amount (or such lesser amount as is equal to the amount of Damages set out in the Notice of Claim) until such time as the Purchaser receives:

(a)	a Joint Direction in accordance with this Section 2.6; or

(b)	an order from the court having jurisdiction directing disbursement of the Holdback Amount.

(3) To the extent that the amount of Damages set out in the Notice of Claim is less than the Holdback Amount, the Purchaser shall release such amount not in dispute to the Vendors in accordance with Section 2.6(1).

Section 2.7 Residency

Each Vendor represents and warrants to the Escrow Agent that she is not a non-resident of Canada within the meaning of the Tax Act.  Each Vendor shall be deemed to confirm the accuracy of this representation and warranty at the time, and from time to time, that any payment is made to her pursuant to the terms of this Agreement, unless written notice is provided to the Escrow Agent indicating otherwise prior to payment being made.  The Purchaser represents and warrants to the Escrow Agent that it is not a non-resident of Canada within the meaning of the Tax Act.  The Purchaser shall be deemed to confirm the accuracy of this representation and warranty at the time, and from time to time, that any payment is made to it pursuant to the terms of this Agreement, unless written notice is provided to the Escrow Agent indicating otherwise prior to payment being made.

Section 2.8 Escrow Agent’s Representation of Purchaser

The Vendors acknowledge that the Escrow Agent is corporate counsel to the Purchaser and has acted for the Purchaser in connection with the Purchase Agreement and this Agreement.  The Vendors hereby waive any objection or right that she has or may have by reason of this Agreement which would impair, hinder or eliminate the Escrow Agent’s right and ability to represent the Purchaser or the Corporation in connection with this Agreement, the Purchase Agreement or otherwise.  In addition, the Vendor acknowledges that, if there is any dispute under the Purchase Agreement or this Agreement, the Escrow Agent may represent the Purchaser or the Corporation and the Vendors waive any objection to such representation; provided, however, that, in exercising its duties in its capacity as Escrow Agent until any resignation pursuant to Section 2.11 and payment pursuant to Section 2.4, the Escrow Agent shall act in accordance with this Agreement and its fiduciary duties without regard for its representation of the Purchaser or the Corporation.

Section 2.9 Limitation of Escrow Agent’s Liability

The Escrow Agent:

(a)	shall incur no liability under this Agreement for any act, or omission to act, under this Agreement if taken, or omitted, in good faith;

(b)	shall be under no responsibility in respect of the sufficiency of the interest earned on the Escrow Amount;

(c)	may employ experts, advisors and counsel and act on the advice of such Persons to carry out the terms of this Agreement and shall be fully protected in acting in accordance with such advice;

(d)
shall not be required to defend any legal proceedings which may be instituted against it in respect of anything herein contained unless requested so to do by a Party and provided that the Escrow Agent is indemnified to its reasonable satisfaction against the cost and expense of such defence;

(e)
shall have no responsibility for, and shall have no duty to inquire into, the genuineness, validity or veracity of any direction, letter, instrument or document delivered to it, including, a Joint Direction, and shall be fully protected in acting in accordance with any written instructions given to it under this Agreement reasonably believed by it to have been signed by the proper Person, Party or Parties; and

(f)
shall not be bound by any agreement or contract (except for the Purchase Agreement) between the Vendors and the Purchaser (whether or not the Escrow Agent has any knowledge thereof), and the duties of the Escrow Agent shall be limited to those expressly set out in this Agreement and the Purchase Agreement.

Section 2.10 Indemnity in Favour of Escrow Agent

(1) Provision of Indemnity.  The Purchaser shall fully indemnify the Escrow Agent against any and all claims arising from the carrying out by the Escrow Agent of its obligations under this Agreement except for such claims that are directly attributable to the gross negligence, breach of fiduciary responsibilities or wilful misconduct of the Escrow Agent.

(2) Court Order.  Notwithstanding any other provision of this Agreement, the Escrow Agent shall comply with such notices and instructions as are provided for in this Agreement and any order, judgment or decree of any court of competent jurisdiction.  If any part or all of the Escrow Amount held in escrow by the Escrow Agent is at any time attached or seized under any court order or in case any judicial order, judgment or decree shall be made affecting this Agreement or any part hereof, then, in any event, the Escrow Agent is authorized to rely upon and comply with such order, judgment or decree.  In the case of such compliance, the Escrow Agent shall not be liable by reason thereof to any of the parties or to any other Person even if thereafter any such order, judgment or decree is reversed, modified, annulled, set aside or vacated.  The Escrow Agent is not bound to enquire into the authority of any Person signing any notices, instructions, orders, judgments or decrees in connection with this Agreement.

(3) Options of Escrow Agent.  Notwithstanding any term in this Agreement, in the event of any conflicting demands or claims with respect to the subject matter of this Agreement, the Escrow Agent may:

(a)	discontinue all further acts until such conflicts are resolved;

(b)	commence or defend any action or proceeding for the determination of such conflict; or

(c)	exercise the Escrow Agent’s rights under Section 2.11.

(4) Effect of Deposit into Court.  If the Escrow Agent commences or defends any action to resolve any such conflict between the Vendor and the Purchaser, the Escrow Agent shall, upon deposit of all the Escrow Amount with a court of competent jurisdiction, be automatically released and discharged from any and all further obligations to perform any and all duties and obligations imposed upon the Escrow Agent under this Agreement with respect to the subject matter of such action.

(5) Fees.  Notwithstanding any term in this Agreement, all fees of the Escrow Agent for acting as escrow agent and custodian under this Agreement plus any costs or expenses incurred by it in connection with its handling of the Escrow Amount (except bank charges payable from time to time out of the Escrow Amount) shall be payable solely by the Purchaser and shall not be payable out of the Escrow Amount.

Section 2.11 Successors to Escrow Agent

The Escrow Agent may resign and be discharged from all further duties and obligations hereunder by giving to the Vendors and the Purchaser 10 Business Days notice in writing or such shorter notice as the Vendors and DPS may accept as sufficient.  On the Escrow Agent’s resignation, the Escrow Agent may appoint a new escrow agent acceptable to both DPS and the Vendors.  If the Escrow Agent fails to make such an appointment, the Vendors, the Purchaser and DPS shall by agreement (if necessary) appoint a new escrow agent.  Any new escrow agent appointed pursuant to this Section 2.11 shall be a law firm authorized to practice in the Province of Ontario or a corporation authorized to carry on the business of a trust company in the Province of Ontario.  On any new appointment, the new escrow agent shall be vested with the same powers, rights, duties and obligations as if it had been originally named as Escrow Agent under this Agreement, without any further assurance, conveyance, act or deed.

ARTICLE 3 – GENERAL

Section 3.1 Further Assurances

Each Party shall from time to time promptly execute and deliver all further documents and take all further action necessary or appropriate to give effect to the provisions and intent of this Agreement.

Section 3.2 Notice

Unless otherwise specified, each Notice required or permitted by the terms hereof to be given to the Purchaser, DPS, the Vendors or the Escrow Agent must be given in writing and delivered personally or by courier, sent by prepaid registered mail or transmitted by fax to such Party as follows:

(a)           if to the Purchaser or DPS:

19655 Descartes
Foothill Ranch, California
USA
92610

Attention:                      Mr. Nicholas Toms, Chief Executive Officer
Fax number:                   949-215-9642

with a copy (which will not constitute notice) to:

McMillan LLP
Brookfield Place, 181 Bay Street
Suite 4400
Toronto, Ontario
M5J 2T3

Attention:                      Mr. Wayne D. Gray
Fax number:                   416-865-7048

(b)           if to the Vendors:

3170 Harvester Road
Burlington, Ontario
L7H 3W8

Attention:                      Ms. Karen Dalicandro
Fax number:                   905-634-7271

with a copy (which will not constitute notice) to:

Gardiner Roberts LLP
Scotia Plaza, 40 King Street West
Suite 3100
Toronto, Ontario
M5H 3Y2

Attention:                      Mr. Robert J. Picard
Fax number:                  416-865-6636

(c)           if to the Escrow Agent:

McMillan LLP
Brookfield Place, 181 Bay Street
Suite 4400
Toronto, Ontario
M5J 2T3

Attention:                      Mr. Wayne D. Gray
Fax number:                   416-865-7048

or to any other address, fax number or Person that the respective party hereto designates.  Any notice, if delivered personally or by courier, will be deemed to have been given when actually received, if transmitted by fax on a Business Day, will be deemed to have been given on the next Business Day.

Section 3.3 Entire Agreement

This Agreement and the Purchase Agreement constitute the entire agreement between the parties with respect to the subject matter and supersede all prior negotiations and understandings.  No provision may be amended or waived except in writing.

Section 3.4 Governing Law and Submission to Jurisdiction

This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, and each of the parties irrevocably attorns to the exclusive jurisdiction of the courts of Ontario.

Section 3.5 Provisions Incorporated by Reference

The following provisions of the Purchase Agreement shall be incorporated by reference mutatis mutandis into this Agreement:

(a)	Section [8.5 - Time];

(b)	Section [8.8 - Amendment];

(c)	Section [8.10 – Severability];

(d)	Section [8.12 – Assignment and Enurement]; and

(e)	Section [8.13 – Counterparts and Facsimile].

The parties have executed this Agreement.

2314505 ONTARIO INC.

By:	/s/ Nicholas R. Toms
Name:
Title:

DECISIONPOINT SYSTEMS, INC.

By:	/s/ Nicholas R. Toms
Name:
Title:

[illegible]	/s/ Karen Dalicandro
Signature of Witness	KAREN DALICANDRO

2293046 ONTARIO INC.

By:	/s/ Karen Dalicandro
Name:
Title:
By:	/s/ Donald Dalicandro
Name: Donald Dalicandro
Title:

McMILLAN LLP

By:	/s/ Wayne D. Gray
Wayne D. Gray, Partner

Schedule 1.1(4)

JOINT DIRECTION

To:           McMILLAN LLP (the “Escrow Agent”)

Re:
Escrow Agreement dated June ●, 2012 (the “Closing Date”) between 2314505 Ontario Inc. (the “Purchaser”), DecisionPoint Systems, Inc. (“DPS”), Karen Dalicandro (“Karen”), 2293046 Ontario Inc. (“Karenco” and, together with Karen, the “Vendors”) and the Escrow Agent, and the Share Purchase Agreement dated the Closing Date between the Purchaser, DPS, the Vendors and Donald Dalicandro (collectively, the “Agreements”)

In accordance with the terms of the Agreements, the Vendors, the Purchaser and DPS hereby irrevocably authorize and direct the Escrow Agent to pay from the “Escrow Amount” (as that term is defined in the Escrow Agreement) CAD$___________ to the Purchaser and the ____________ to the Vendors and this shall be the Escrow Agent’s good and sufficient authority for doing so.  This direction may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

DATED                                                      ,.                      .

APEX SYSTEMS INTEGRATORS INC.

By:
Name:
Title:

DECISIONPOINT SYSTEMS, INC.

By:
Name:
Title:

Signature of Witness	KAREN DALICANDRO

2293046 ONTARIO INC.

By:
Name:
Title: